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                                                                    EXHIBIT 3.13

                          Certificate of Incorporation


                                       of

                           SHORE STONE COMPANY, INC.

     This is to certify that, there is hereby organized a corporation under and by virtue of N.J.S. 14 A:1-1 et seq., the "New Jersey Business Corporation Act."

     1.  The name of the corporation is Shore Stone Company, Inc.

     2. The address (and zip code) of this corporation's initial registered office is

                              3131 Princeton Pike
                            Lawrenceville, NJ 08648

     and the name of this corporation's initial registered agent at such address is

                          Michael A. Zindler, Esquire

     3.  The purposes for which this corporation is organized are:

          To engage in any activity within the purposes for which corporations may be organized under the "New Jersey Business Corporation Act." N.J.S. 14A :1-1 et seq.

     4. The aggregate number of shares which the corporation shall have authority to issue is

                              2,500 no par value.

     5. The first Board of Directors of this corporation shall consist of Director(s) and the name and address of each person who is to serve as such Director is:


         Name                     Address                 Zip Code

     Arlene Kraus          Penns Park, Pennsylvania        18943

     Robert Kraus          Penns Park, Pennsylvania        18943

     Richard Keough        Penns Park, Pennsylvania        18943


     6.  The name and address of each incorporator is:

         Name                     Address                 Zip Code
     Richard Keough        Penns Park, Pennsylvania        18943
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     In Witness Whereof, each individual incorporator, each being over the age of eighteen years, has signed this Certificate; or if the incorporator be a corporation, has caused this Certificate to be signed by its authorized officers, this 6th day of May, 1983.

     /s/                                              /s/ Richard Keough
---------------------------                     --------------------------------
Secretary                                       Richard Keough

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